Exhibit 4.4

RIGHTS CERTIFICATE #: NUMBER OF RIGHTS
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS
DATED , 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST PHOENIX ADVISORS, THE INFORMATION AGENT.
Ikanos Communications, Inc.
Incorporated under the laws of the State of Delaware
NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Ikanos Communications, Inc.
Subscription Price: $0.41 per Share
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON , 2014, UNLESS EXTENDED BY IKANOS COMMUNICATIONS, INC.
REGISTERED
OWNER:
THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Subscription Rights”) set forth above. Each Subscription Right give the holder thereof a basic subscription right that entitles the holder to subscribe for and purchase 1.459707 shares of Common Stock, par value $0.001 per share, of Ikanos Communications, Inc., a Delaware corporation, at a subscription price of $0.41 per share, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Ikanos Communications, Inc. Rights Certificates” accompanying this Rights Certificate. If all of such basic subscription rights are exercised, such holder will be entitled to exercise an over-subscription privilege, subject to the limitations described in the Prospectus.
The Subscription Rights represented by this Rights Certificate may be exercised by completing Section 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Ikanos Communications, Inc. Rights Certificates” that accompany this Rights Certificate.
This Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Ikanos Communications, Inc. and the signatures of its duly authorized officers.
Dated:
President, Chief Executive Officer
and Principal Executive Officer
Vice President,
General Counsel and Secretary
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, N.Y.) TRANSFER AGENT
AND REGISTRAR
By:
AUTHORIZED SIGNATURE